SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             Form 8-K

         Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934


Date of Report (Date of  earliest event reported) March  24, 2000
                                                 _________________

                      TCBY Enterprises, Inc.
_________________________________________________________________

    Delaware                  1-10046            71-0552115
_________________________________________________________________
 (State or other            (Commission         (I.R.S.Employer
   jurisdiction             File Number)      Identification No.)
 of incorporation)

          425 West Capitol Avenue, Little Rock, AR  72201
_________________________________________________________________
             (Address of principal executive offices)

Registrant's telephone  number,  including area  code  (501) 688-8229
                                                       _______________

_________________________________________________________________
   (Former name  or former  address, if  changed since  last report.)

ITEM 5:  Other Events


                           PRESS RELEASE


FOR IMMEDIATE RELEASE



WEDNESDAY
MARCH 22, 2000


CONTACT PERSON:          STACY DUCKETT, VICE PRESIDENT,
                         INVESTOR RELATIONS
                         TCBY ENTERPRISES, INC.



         TCBY REPORTS OPERATING RESULTS FOR FIRST QUARTER


LITTLE ROCK, AR -(Wednesday, March 22, 2000)- TCBY ENTERPRISES, INC. (NYSE:TBY) today announced operating results for the first quarter of 2000. Net income before write-off of accounts receivable in 2000 was $519,878, or $.02 per share (basic and diluted), as compared to $610,056, or $.03 per share (basic and diluted), for the same period in 1999. As previously reported, the Company's primary distributor, AmeriServe Food Distribution, Inc., filed for reorganization under Chapter 11 of the Bankruptcy Code. After a reserve of approximately $2.9 million ($.08 per share, basic and diluted) primarily related to the Chapter 11 filing of AmeriServe, the Company's reported net loss was $1,360,351, or $.06 per share (basic and diluted) in the first quarter of 2000 compared to net income of $598,563, or $.03 per share (basic and diluted), for the same period in 1999.

Sales and franchising revenues were $19,005,494 for the first quarter of 2000 compared to $21,006,003 for the same period in 1999. Several factors affect the comparison of sales: (1) limited shipments of products from TCBY's manufacturing subsidiary were released to AmeriServe during February while post-reorganization arrangements were negotiated; AmeriServe's inventory was replenished in early March; (2) most private label customers pay the cost of materials plus a fixed rate for TCBY to manufacture their products; revenues are $1.2 million lower due to the decline in dairy costs during the first quarter of 2000 as compared to 1999. Actual units of private label products sold were up 47% in 2000; and (3) revenue from initial international fees was approximately $560,000 higher in 1999 than 2000. These fees are cyclical and the current international activity indicates the sale of several master franchise agreements may be completed during the second quarter of 2000.

As of February 27, 2000, there were 3,014 TCBY(registered) and Juice Works (registered) locations open, as well as, several thousand retail points of sale for TCBY products
worldwide.   In addition,  there  were  over  300  TCBY
(registered) locations under agreement for development.
Most of the TCBY (registered) locations under development will be co-branded locations with other food or petroleum operations. As previously announced, Multi-Unit Solutions, Inc. (MUS), a division of Pocahontas Foods USA will be the Company's primary distributor. The process of establishing inventories at MUS is nearing completion and MUS should be delivering throughout most of the United States by April 1. During this transition from AmeriServe to MUS, store openings, in some cases, have been delayed.

During the first quarter, the Company announced an agreement had been reached with Capricorn Investors III, L.P., in which all shares of the common stock of TCBY will be acquired in a merger transaction for $6.00 per share. An affiliate of Capricorn is the principal shareholder of Mrs. Fields' Holdings, Inc. which controls other food concepts including Mrs. Fields and Pretzel Time. The Company expects the sale to close during the second quarter.

The Company will not mail an annual report to stockholders for 1999. The Form 10-K for 1999 was filed on February 25 and is available at the SEC's website (www.sec.gov), or by calling the Company. Proxy materials were mailed on March 17 to stockholders of record as of March 14. A special meeting of stockholders will be held April 18 for purposes of voting on the proposed merger.

The forward-looking statements contained in this release are based upon certain assumptions regarding U. S. and foreign economic conditions, no significant disruptions of business related to the distribution systems for the Company's products, competition, cost of raw materials, unit openings and closings, sales volumes per unit, other manufacturing opportunities, no changes in governmental regulation of the food industry, and no material event which would impact the reputation of the Company's manufacturing facility or the Company's ability to utilize that facility. Statements regarding the timing and likelihood of closing of the Company's merger agreement with Capricorn are conditional upon the satisfaction or waiver of all conditions set forth in the merger agreement, a copy of which has been filed with the U. S. Securities and Exchange Commission. Such conditions include receipt of approval for the merger by the Company's shareholders and receipt of financing by Capricorn. Should the Company's performance differ materially from the assumptions regarding these areas, actual results could vary significantly from the performance noted in the forward-looking statements. Thus, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak as of the date made.

TCBY Enterprises, Inc., through subsidiary companies, manufactures and sells soft serve frozen yogurt and sorbet, hardpack frozen yogurt and ice cream, and frozen novelty products; franchises locations under the TCBY(registered) and Juice Works(registered) brands; and markets foodservice equipment.

                      TCBY Enterprises, Inc.
                   Selected Financial Highlights
                 ($000, Except Per Share Amounts)
                            (Unaudited)

                                           Quarter Ended
                                       February 27      February 28
                                        2000               1999
Operating Results
Sales & Franchising Revenue         $  19,005           $ 21,006
Net (Loss) Income                   $ ( 1,360)          $    599
Basic Earnings Per Share            $    (.06)          $    .03
Average Shares Outstanding             22,896             22,899
Diluted Earnings Per Share          $    (.06)          $    .03
Diluted Shares                         22,913             23,328
Dividends Paid Per Share            $     .05           $    .05




                                   February 27        November 28
                                      2000                 1999
Financial Position

Current Assets                      $ 43,839            $ 43,657
Current Liabilities                 $  9,272            $  8,247
Property, Plant & Equipment, net    $ 32,966            $ 33,463
Total Assets                        $ 89,398            $ 91,145
Long-term Debt, less current
portion                             $    728            $    994

Stockholders' Equity                $108,600            $111,105
   Less Treasury Stock              $(32,536)           $(32,536)
Total Stockholders' Equity          $  76,064           $ 78,569